SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 27, 2004


                           J. C. PENNEY COMPANY, INC.
             (Exact name of registrant as specified in its charter)


Delaware                               1-15274                     26-0037077
(State or other jurisdiction      (Commission File No.)       (I.R.S. Employer
of incorporation )                                           Identification No.)


6501 Legacy Drive
Plano, Texas                                                     75024-3698
(Address of principal executive offices)                         (Zip code)




Registrant's telephone number, including area code:  (972) 431-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13d-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 5.02(c),(d)  Departure  of Directors  or  Principal  Officers;  Election of
                  Directors; Appointment of Principal Officers



          On October 27, 2004, the Board of Directors of J. C. Penney Company, Inc. ("Company") elected Myron E. Ullman III to serve as the Company's Chairman of the Board and Chief Executive Officer, effective on December 1, 2004.

          Mr. Ullman, age 57, served from 1992 to 1995 as Chairman and Chief Executive Officer of R. H. Macy & Co., Inc. and from 1988 to 1992 as Executive Vice President. From 1982 to 1986, Mr. Ullman served as Executive Vice President, Sanger Harris division, of Federated Department Stores, and from 1986 to 1988 served as Managing Director and Chief Operating Officer of Wharf (Holdings) Ltd. From July 1999 to September 2001, Mr. Ullman served as Directeur General, Group Managing Director, of LVMH Moet Hennessy Louis Vuitton ("LVMH") (a global company producing luxury products). From 1998 until June 1999 Mr. Ullman served as President of LVMH Selective Retail Group, and in 1997 served as Chairman and Chief Executive Officer of LVMH's DFS Group Limited. Prior to that, Mr. Ullman served as Chairman and Chief Executive Officer of DFS Group, Ltd. from 1995 to 1997. Mr. Ullman currently serves as a director of Polo Ralph Lauren Corporation, Starbucks Coffee Company, Segway, LLC, Mercy Ships International, UCSF Medical Center, Lucille Packard Foundation for Children's Health, and is on the Board of Advisors of Kendall Jackson Wine Estates, Ltd.


          Mr. Ullman will receive a base salary of $1,500,000, which amount will be reviewed by the Board of Directors annually. He will be eligible for annual profit incentive compensation under the J. C. Penney Corporation, Inc. Management Incentive Compensation Program, with a target amount of 100% of base salary guaranteed from December 1, 2004 through January 31, 2005. Thereafter, his target bonus is set at 100% of base salary, with a maximum potential payout of 200% of base salary, all such payouts based upon Company performance. The Company will issue to Mr. Ullman at his starting date $3,000,000 in vested restricted stock units (based on the average market price of Company Common Stock on October 27, 2004), but if termination is voluntary or for retirement, payable six months after separation from service or January 1, 2008, whichever is later. Mr. Ullman will also receive $6,000,000 of restricted stock at his starting date (based on the average market price of JCPenney stock on October 27, 2004), vesting 20% per year beginning December 1, 2005, subject to employment on each vesting date. Mr. Ullman will receive long-term incentive awards commencing with the fiscal year beginning February 1, 2006. The value of each award is up to $6,000,000, as determined in the discretion of the Board of Directors annually, based on performance measures and other criteria to be set by the Board.



Item 9.01 (c)   Financial Statement and Exhibits

     Exhibit 99 News Release dated October 27, 2004 announcing the election of Myron E. Ullman III as Chairman and Chief Executive Officer of the Company.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  J. C. PENNEY COMPANY, INC.



                                                  By:  /s/ Jeffrey J. Vawrinek
                                                     ---------------------------
                                                     Jeffrey J. Vawrinek
                                                     Assistant Secretary




Date:  October 29, 2004

                                                                      Exhibit 99


                              JCPenney News Release

CONTACT
Carolyn Covey Morris            Eli Akresh                 Bob Johnson
Public Relations                Investor Relations         Investor Relations
(972) 431-4753                  (972) 431-2207             (972) 431-2217
ccovey1@jcpenney.com            eakresh@jcpenney.com       rvjohnso@jcpenney.com

             Myron (Mike) Ullman Named Chairman and CEO of JCPenney

                  Questrom to Step Down After Smooth Transition


PLANO, Texas, October 27, 2004 -- Myron E. Ullman III has been named to succeed Allen Questrom as chairman and chief executive officer of J. C. Penney Company, Inc. (NYSE:JCP). He will join the company on December 1, 2004.

"The Board has done an outstanding job in recruiting Mike to join JCPenney," said Mr. Questrom. "He has a superior record of success in retailing, and has demonstrated his effectiveness as a leader during his time at Macy's, LVMH Moet Hennessy Louis Vuitton, and the DFS Group (Duty Free Shoppers). I am delighted that he will work with our strong management team and associates to continue JCPenney's growth and success. Mike will be a great asset to our associates, customers, and shareholders."

"JCPenney is a legendary name in American retailing, and I am honored to be joining this venerable organization," said Mr. Ullman. "Having met with members of the Board, I am enthusiastic about what we can accomplish together. JCPenney's management team is extremely strong, and they have achieved great success during the past four years under Allen Questrom's leadership. I look forward to the opportunity to guide the company into the future."

The Board Search Committee was led by Vernon Jordan Jr., JCPenney's longest serving board member with more than 30 years of service. Heidrick & Struggles assisted in the search.

Mr. Ullman is an experienced leader, with considerable retail experience both domestically and internationally. During the past 15 years, he has led major businesses in the U.S. (R. H. Macy & Co. and DFS Group, Ltd.), Asia (the Wharf Holdings) and, most recently, Europe (LVMH Moet Hennessy Louis Vuitton).

From 1992 to 1995, he was Chairman and Chief Executive Officer of New York-based
R. H. Macy & Co., Inc., one of the most prominent and largest retailers in the United States. He led Macy's through a sweeping organizational, cultural, and financial transformation, including the introduction of new merchandising, distribution, and information processes. He became Macy's Chairman and Chief Executive Officer in April 1992, several months after the company filed for bankruptcy protection. He guided the company through a complex reorganization and revitalization process that culminated in Macy's merger with Federated Department Stores, Inc., in early 1995.

Mr. Ullman began his career with IBM as an international account manager. After serving as Vice President of Business Affairs for the University of Cincinnati, and a White House Fellow under President Ronald Reagan, he joined Federated where he later became Executive Vice President of the Sanger Harris Division. He has also served as Managing Director and Chief Operating Officer of Wharf (Holdings), Ltd. in Hong Kong.

Mr. Ullman serves as a director of Polo Ralph Lauren Corp., Starbucks Coffee Company, Taubman Centers, and Segway, LLC, and he serves on the Board of Advisors of Kendall Jackson Wine Estates, Ltd. He is also chairman of Mercy Ships International. He served as an independent director and Co-Chairman of Global Crossing as its Board conducted the special investigation of alleged accounting irregularities.

Ullman received a B.S. in Industrial Management from the University of Cincinnati in 1969. He and his wife Cathy have six children and currently live in Montrose, Colorado. He is 57 years old.

     Senior management will host a live conference call and real-time webcast on Thursday, October 28, 2004, beginning at 9:30 a.m. EDT. Access to the conference call is open to the general public in a listen only mode. Analysts and media will have the opportunity to ask questions. To access the conference call, please dial 973-935-2035 and reference the JCPenney Conference Call. The telephone playback will be available for two days beginning approximately two hours after the conclusion of the call by dialing 973-341-3080, pin code 5336820. The live webcast may be accessed via JCPenney's Investor Relations website (at JCPenney.net), or on StreetEvents.com (for members) and FullDisclosure.com (for media and individual investors). Replays of the webcast will be available for up to 90 days after the event.

     J. C. Penney Corporation, Inc., the wholly-owned operating subsidiary of the Company, is one of America's largest department store, catalog, and e-commerce retailers, employing approximately 150,000 associates. As of July 31, 2004, J. C. Penney Corporation, Inc. operated 1,018 JCPenney department stores throughout the United States and Puerto Rico, and 60 Renner department stores in Brazil. JCPenney Catalog, including e-commerce, is the nation's largest catalog merchant of general merchandise, and JCPenney.com is one of the largest apparel and home furnishings sites on the Internet. J. C. Penney Corporation, Inc. is a contributor to JCPenney Afterschool Fund, a charitable organization committed to providing children with high quality after school programs to help them reach their full potential.

     This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which reflect the Company's current views of future events and financial performance, involve known and unknown risks and uncertainties that may cause the Company's actual results to be materially different from planned or expected results. Those risks and uncertainties include, but are not limited to, competition, consumer demand, seasonality, economic conditions, and government activity. Investors should take such risks into account when making investment decisions. In addition, non-GAAP terms referenced, such as EBITDA and free cash flow, are defined and presented in the Company's 2003 Annual Report on Form 10-K.

                                      # # #

                        Fact Sheet on Myron (Mike) Ullman

Age: 57

Education: University of Cincinnati; B.S., Industrial Management

Professional Experience:

1997 to 2001     LVMH Moet Hennessey Louis Vuitton

     o    1999 Directeur General, Group Managing Director

     o    1998 President of LVMH Selective Retail Group

     o    1997 Chairman and Chief Executive Officer, DFS Group Limited

1995 to 1997     DFS Group LTD.
                 Chairman and Chief Executive Officer

1988 to 1995     R. H. Macy & Co., Inc.

     o    1992 Chairman and Chief Executive Officer

     o    1988 Executive Vice President

1986 to 1988     Wharf (Holdings) LTD.
                 Managing Director and Chief Operating Officer

1982 to 1986     Federated Department Stores
                 Executive Vice President, Sanger Harris division

1981 to 1982     The White House
                 White House Fellow under President Ronald Reagan
                 Executive Assistant to U.S. Trade Representative William E.
                 Brock III

Corporate and Not-For-Profit Board Experience:

 Current:
 --------
 Polo Ralph Lauren Corp.*
 Starbucks Coffee Company
 Taubman Centers*
 Segway, LLC
 Kendall Jackson Wine Estates Ltd. (Board of Advisors)
 Mercy Ships International
 UCSF Medical Center (Chairman of Executive Board)
 Lucille Packard Foundation for Children's Health (Stanford Children's Hospital)

 Former:
 ------
 R. H. Macy & Co., Inc.
 Federated Department Stores
 LVMH Moet Hennessey Louis Vuitton, S.A.
 Wheelock Holdings & Wharf Holdings Limited
 DFS Group Limited
 Global Crossing (Co-Chairman)
 National Retail Federation
 St. Vincent's Hospital
 National MS Foundation
 Brunswick School
 Mother Love Orphanage (Hong Kong, Founding Director)


* Mr. Ullman intends to resign from this Board as he would no longer qualify as an independent director.